                                                                    EXHIBIT 99.3

                        REPORT OF INDEPENDENT ACCOUNTANTS

National City Bank
The Bank of New York
Moody's Investors Service, Inc.
Standard & Poor's Corporation

Re: National City Credit Card Master Trust, Series 2005-CC

We have examined management's assertion, included in the accompanying report by management titled "Report of Management on the Controls over Servicing of the National City Credit Card Master Trust", that its controls over servicing the National City Credit Card Master Trust (the Trust) are effective, from August 23, 2005 through December 31, 2005, in accordance with the covenants and conditions of sections 3.01, 4.01 through 4.04, 5.02(a), and 5.02(c) of the Series 2005-CC Supplement (to the Pooling and Servicing Agreement) dated as of August 23, 2005 (the 2005-CC supplement) and sections 3.01(b-e), 3.02, 3.03, 3.04(a), 3.04(b), 3.05, 3.06, 3.09, 3.10, 4.02 through 4.07, 8.06,
8.07, and 8.08 of the Pooling and Servicing Agreement dated June 1, 1995 as amended and restated as of July 1, 2000 (the Agreement) between National City Bank as Seller and Servicer and The Bank of New York as Trustee, except for the controls related to section 3.04(b) of the Agreement as described in Attachment A to management's assertion. Management is responsible for its controls over its servicing responsibilities. Our responsibility is to express an opinion on management's assertion based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the controls over servicing the National City Credit Card Master Trust, testing and evaluating the design and operating effectiveness of those controls, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control, misstatements due to error or fraud may occur and not be detected. Also, projections of any evaluation of the controls over servicing the National City Credit Card Master Trust to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the controls may deteriorate.

In our opinion, management's assertion that, from August 23, 2005 through December 31, 2005, National City Bank's controls over servicing the National City Credit Card Master Trust are effective, except for the controls related to section 3.04(b) of the Agreement as described in Attachment A to management's assertion, in providing reasonable assurance that the Trust is being serviced in accordance with the sections of the 2005-CC Supplement and Agreement specified above, is fairly stated, in all material respects, based on the criteria specified in management's assertion.


                                   /s/ Ernst & Young LLP

March 29, 2006
Cleveland, Ohio

             REPORT OF MANAGEMENT ON THE CONTROLS OVER SERVICING OF
                   THE NATIONAL CITY CREDIT CARD MASTER TRUST

National City Bank (the Company) is responsible for establishing and maintaining effective controls over servicing the National City Credit Card Master Trust (the Trust). The controls are designed to provide reasonable assurance to the Company's management, board of directors, The Bank of New York as Trustee, and each Rating Agency, that the Trust is being serviced in accordance with the covenants and conditions of sections 3.01, 4.01 through 4.04, 5.02(a) and 5.02(c) of the Series 2005-CC Supplement (to the Pooling and Servicing Agreement) dated as of August 23, 2005 (the 2005-CC Supplement) and sections 3.01(b-e), 3.02, 3.03, 3.04(a), 3.04(b), 3.05, 3.06, 3.09, 3.10, 4.02 through
4.07, 8.06, 8.07, and 8.08 of the Pooling and Servicing Agreement dated June 1, 1995, as amended and restated as of July 1, 2000 (as amended and supplemented from time to time, the Agreement) between National City Bank as Seller and Servicer and The Bank of New York (Delaware) as Trustee.

There are inherent limitations in any control, including the possibility of human error and the circumvention or overriding of the controls. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

The Company has determined that the objectives of controls with respect to the servicing of the National City Credit Card Master Trust are to provide reasonable, but not absolute, assurance that the Trust is being serviced in accordance with the covenants and conditions of sections 3.01, 4.01 through 4.04, 5.02(a) and 5.02(c) of the 2005-CC Supplement and sections 3.01(b-e), 3.02, 3.03, 3.04(a), 3.04(b), 3.05, 3.06, 3.09, 3.10, 4.02 through 4.07, 8.06,
8.07, and 8.08 of the Agreement.

The Company has assessed its controls over servicing the National City Credit Card Master Trust in relation to these criteria. Based upon this assessment, the Company believes that, from August 23, 2005 through December 31, 2005, its controls over servicing the National City Credit Card Master Trust were effective, except for the controls related to Section 3.04(b) of the Agreement as described in Attachment A, in providing reasonable assurance that the Trust is being serviced in accordance with the sections of the 2005-CC Supplement and Agreement specified above.

National City Bank

By /s/ Russell A. Cronin, Jr.
   --------------------------
Russell A. Cronin, Jr.
Senior Vice President

March 29, 2006

                                                                    ATTACHMENT A

                  NATIONAL CITY CREDIT CARD MASTER NOTE TRUST
                                  SERIES 2005-1
                               CONTROL EXCEPTIONS

OBJECTIVE:

Pursuant to Section 3.04(b) of the Pooling and Servicing Agreement dated June 1, 1995 as Amended and Restated as of July 1, 2000 (the Agreement) between National City Bank as Seller and Servicer and The Bank of New York as Trustee, National City as Servicer is required to prepare certain information each month regarding current distributions to noteholders and the performance of the National City Credit Card Master Note Trust during the previous month.

CONTROL EXCEPTION IDENTIFIED:

Management determined that these errors were the result of a breakdown in controls related to management oversight and review of the monthly noteholder reports, especially during the reporting periods impacted by the Bankruptcy Reform legislation.

REPORT DATED OCTOBER 17, 2005:

ITEM                                                                                                                     VARIANCE
NUMBER  DESCRIPTION                                                                     REPORTED         AMENDED          CHANGE
------  -----------                                                                     --------        ---------      ------------

10a     The Series 2005-1 Investor Default Amount for the related Monthly Period      3,647,418.93     3,645,773.48     (1,645.45)
10b     The Series 2005-1 Investor Default Amount allocated to the Class A Notes
          for the related Monthly Period                                              3,191,491.56     3,190,051.80     (1,439.76)
10c     The Series 2005-1 Investor Default Amount allocated to the Class B Notes
          for the related Monthly Period                                                218,845.14       218,746.41        (98.73)
10d     The Series 2005-1 Investor Default Amount allocated to the Class C Notes
          for the related Monthly Period                                                237,082.23       236,975.28       (106.95)

REPORT DATED NOVEMBER 15, 2005:

ITEM                                                                                                                     VARIANCE
NUMBER  DESCRIPTION                                                                     REPORTED         AMENDED          CHANGE
------  -----------                                                                     --------        ---------     ------------

10a     The Series 2005-1 Investor Default Amount for the related Monthly Period      3,647,418.93     3,290,941.98   (356,476.95)
10b     The Series 2005-1 Investor Default Amount allocated to the Class A Notes
          for the related Monthly Period                                              3,191,491.56     2,879,574.23   (311,917.33)
10c     The Series 2005-1 Investor Default Amount allocated to the Class B Notes
          for the related Monthly Period                                                218,845.14       197,456.52    (21,388.62)
10d     The Series 2005-1 Investor Default Amount allocated to the Class C Notes
          for the related Monthly Period                                                237,082.23       213,911.23    (23,171.00)

REPORT DATED DECEMBER 15, 2005:

                                                                                                                          VARIANCE
                                                                                 REPORTED                AMENDED           CHANGE

Information Regarding the Current Monthly Distribution
------------------------------------------------------

1 The amount of the current monthly principal payment in respect
  of the Class A Notes ...............................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------

2 The amount of the current monthly principal payment in respect
  of the Class B Notes ...............................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------

3 The amount of the current monthly principal payment in respect
  of the Class C Notes ...............................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------

4 The amount of the current monthly distribution in respect of
  Class A Monthly Interest ...........................................        $   1,824,375.00          1,824,375.00          0.00
                                                                              ----------------------------------------------------

5 The amount of the current monthly distribution in respect of
  Class A Additional Interest ........................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------

6 The amount of the current monthly distribution in respect of
  Class B Monthly Interest ...........................................        $     129,300.00            129,300.00          0.00
                                                                              ----------------------------------------------------

7 The amount of the current monthly distribution in respect of
  Class B Additional Interest ........................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------

8 The amount of the current monthly distribution in respect of
  Class C Monthly Interest ...........................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------

9 The amount of the current monthly distribution in respect of
  Class C Additional Interest ........................................        $           0.00                  0.00          0.00
                                                                              ----------------------------------------------------


10  Series 2005-1 Investor Default Amount
    -------------------------------------

(a) The Series 2005-1 Investor Default Amount for the related
    Monthly Period ...................................................          $   6,893,730.33          6,893,730.33        0.00
                                                                                --------------------------------------------------

(b) The Series 2005-1 Investor Default Amount allocated to the
    Class A Notes for the related Monthly Period .....................          $   6,032,014.04          6,032,014.04        0.00
                                                                                --------------------------------------------------

(c) The Series 2005-1 Investor Default Amount allocated to the
    Class B Notes for the related Monthly Period .....................          $     413,623.82            413,623.82        0.00
                                                                                --------------------------------------------------

(d) The Series 2005-1 Investor Default Amount allocated to the
    Class C Notes for the related Monthly Period .....................          $     448,092.47            448,092.47        0.00
                                                                                --------------------------------------------------


11  Investors Charge-Offs
    ---------------------

(a) The aggregate amount of Investor Charge-Offs allocated to the
    Class A Notes for the related Monthly Period .....................          $           0.00                  0.00        0.00
                                                                                ----------------------------------------------------

(b) The aggregate amount of Investor Charge-Offs allocated to the
    Class B Notes for the related Monthly Period .....................          $           0.00                  0.00        0.00
                                                                                ----------------------------------------------------

(c) The aggregate amount of Investor Charge-Offs allocated to the
    Class C Notes for the related Monthly Period .....................          $     641,220.33            668,277.29   27,056.96
                                                                                ----------------------------------------------------

(d) the aggregate amount of the Nominal Liquidation Amount
    Deficit of the Class A Notes reimbursed on the Transfer Date
    immediately preceding this Distribution Date .....................          $           0.00                  0.00        0.00
                                                                                ----------------------------------------------------

(e) the aggregate amount of the Nominal Liquidation Amount
    Deficit of the Class B Notes reimbursed on the Transfer Date
    immediately preceding this Distribution Date .....................          $           0.00                  0.00        0.00
                                                                                ----------------------------------------------------

(f) the aggregate amount of the Nominal Liquidation Amount
    Deficit of the Class C Notes reimbursed on the Transfer Date
    immediately preceding this Distribution Date .....................          $           0.00                  0.00        0.00
                                                                                ----------------------------------------------------



12  Investor Servicing Fee
    ----------------------

(a) The amount of the Master Trust Investor Servicing Fee payable by the Trust on behalf of the Series 2005-1 Noteholders to the
    Servicer for the related Monthly Period ..........................          $     500,000.00        500,000.00            0.00
                                                                                ----------------------------------------------------

(b) The amount of Servicer Interchange payable by the Trust to the
    Servicer for the related Monthly Period ..........................          $     500,000.00        500,000.00            0.00
                                                                                ----------------------------------------------------

13  Reallocations
    -------------

(a) The amount of Reallocated Class C Principal Collections with
    respect to this Distribution Date ................................          $     641,220.33              0.00     (641,220.33)
                                                                                ----------------------------------------------------

(b) The amount of Reallocated Class B Principal Collections with
    respect to this Distribution Date ................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(c) The Class C Nominal Liquidation Amount as of the close of
    business on this Distribution Date ...............................          $  38,358,779.67     38,331,722.71      (27,056.96)
                                                                                ----------------------------------------------------

(d) The Class B Nominal Liquidation Amount as of the close of
    business on this Distribution Date ...............................          $  36,000,000.00     36,000,000.00            0.00
                                                                                ----------------------------------------------------


14  Reserve Account
    ---------------

(a) The Reserve Draw Amount on the related Transfer Date .............          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(b) The amount of the Reserve Draw Account deposited in the
    Collection Account on the related Transfer
    Date to be treated as Series 2005-1
    Finance Charge Amounts for the Class A
    Notes ............................................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(c) The amount of the Reserve Draw Account deposited in the
    Collection Account on the related Transfer
    Date to be treated as Series 2005-1
    Finance Charge Amounts for the Class B
    Notes ............................................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(d) The amount of the Reserve Draw Account deposited in
    the Collection Account on the related Transfer
    Date to be treated as Series 2005-1
    Finance Charge Amounts for the Class C Notes ....................          $           0.00               0.00            0.00
                                                                                ----------------------------------------------------

(e) The amount of deposit in the Reserve Account that exceeds the amount required to be on deposit in the Reserve Account and is
    then paid to the Issuer ..........................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------


15  Spread Account
    --------------

(a) The Spread Account Deficiency on the related Transfer Date .......          $           0.00     16,500,000.00   16,500,000.00
                                                                                ----------------------------------------------------

(b) The amount withdrawn from the Spread Account and deposited in the Collection Account on the related Transfer Date to
    be treated as Series 2005-1 Finance Charge
    Amounts for the Class C Notes ....................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(c) The amount withdrawn from the Spread Account and deposited in the Principal Funding Account on the related Transfer
    Date to be treated as Series 2005-1 Finance Charge
    Amounts for the Class C Notes ....................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------


16  Series 2005-1 Finance Charge Amounts
    ------------------------------------

(a) The amount of Series 2005-1 Finance Charge Amounts on
    deposit in the Collection Account allocated to the Class A
    Notes on the related Transfer Date ...............................          $   1,824,375.00      1,824,375.00            0.00
                                                                                ----------------------------------------------------

(b) The amount of Series 2005-1 Finance Charge Amounts on
    deposit in the Collection Account allocated to the Class B
    Notes on the related Transfer Date ...............................          $     129,300.00        129,300.00            0.00
                                                                                ----------------------------------------------------

(c) The amount of Series 2005-1 Finance Charge Amounts on
    deposit in the Collection Account allocated to the Class C
    Notes on the related Transfer Date ...............................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(d) The amount of Shared Excess Finance Charge Amounts for other
    Series of Notes in Group A .......................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------


17  Series 2005-1 Available Principal Amounts after Reallocations
    ------------------------------------------------------------

(a) The amount of Series 2005-1 Available Principal Amounts on deposit in the Collection Account allocated to the Class A
    Notes on the related Transfer Date ...............................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(b) The amount of Series 2005-1 Available Principal Amounts on deposit in the Collection Account allocated to the Class B
    Notes on the related Transfer Date ...............................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(c) The amount of Series 2005-1 Available Principal Amounts on deposit in the Collection Account allocated to the Class C
    Notes on the related Transfer Date ...............................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------

(d) The amount of Shared Excess Principal Amounts for other
    Series of Notes in Group A .......................................          $           0.00              0.00            0.00
                                                                                ----------------------------------------------------


18  Base Rate
    ---------

(a) The Base Rate for the related Monthly Period .....................                      5.20%            5.20%            0.00
                                                                                ----------------------------------------------------


19  Portfolio Yield
    ---------------

(a) The Portfolio Yield for the related Monthly Period ...............                      2.66%            3.62%            0.96%
                                                                                ----------------------------------------------------

(b) The Portfolio Adjusted Yield for the related Monthly Period ......                      N/A               N/A             N/A
                                                                                ----------------------------------------------------

RESOLUTION:

Management has enhanced the controls related to preparation of the monthly noteholder reports by strengthening the management oversight and review of the monthly noteholder reports. Additionally, a calculation model to be used in the preparation of the reports is being updated and validated with specific attentions towards the processing of information during other than normal performance scenarios.